SCHEDULE 14A
                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant:        Yes.

Filed by a Party other than the Registrant:  No.

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                            Central Newspapers, Inc.
                (Name Of Registrant As Specified In Its Charter)

                            Central Newspapers, Inc.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
         and 0-11
         (1)      Title of each class of securities to which transaction
                  applies:             N/A
         (2)      Aggregate number of securities to which transaction
                  applies:             N/A
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and
                  state how it was determined):     N/A
         (4)      Proposed maximum aggregate value of transaction:     N/A
         (5)      Total fee paid:
[ ]      Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
         Schedule and the date of its filing.       N/A
         (1)      Amount Previously Paid:
         (2)      Form, Schedule or Registration Statement No.:
         (3)      Filing Party:
         (4)      Date Filed:

                              [COMPANY LETTERHEAD]

                                                                  March 31, 1998

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Central Newspapers, Inc. (the "Company") which will be held on Friday, May 15, 1998, at 10:00 A.M., local time, at the headquarters of the Company, at 200 East Van Buren Street, Phoenix, Arizona.

The Annual Meeting will be held for the following purposes:

         1. To elect seven directors of the Company, each to serve for a one year term.


         2. To consider and act upon a proposal to amend the Company's Amended and Restated Articles of Incorporation to increase the number of authorized shares of Class A Common Stock from 75,000,000 shares to 150,000,000 shares and Class B Common Stock from 50,000,000 shares to 130,000,000 shares.

         3. To consider and act upon a proposal to amend the Company's Amended and Restated Articles of Incorporation to remove the provisions regarding the indemnification of the Company's directors and officers.

         4. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.


Shareholders of record at the close of business on March 20, 1998 are entitled to vote at the meeting.



                                       By Order of the Board of Directors


                                        /s/ Louis A. Weil, III
                                       Louis A. Weil, III
                                       President and Chief Executive Officer

                              [COMPANY LETTERHEAD]

                                                                  March 31, 1998

To Our Shareholders:

The 1998 Annual Meeting of Shareholders of Central Newspapers, Inc. will be held at the headquarters of Central Newspapers, Inc., at 200 East Van Buren Street, Phoenix, Arizona, on May 15, 1998. The meeting will start promptly at 10:00 A.M., local time.

We urge you to read the enclosed Notice of Annual Meeting and Proxy Statement so that you may be informed about the business to come before the meeting. At your earliest convenience, please sign and return the accompanying proxy in the postage-paid envelope furnished for that purpose.

A copy of our Annual Report for 1997, which is not a part of our proxy soliciting material, is enclosed.


                                           Central Newspapers, Inc.


                                           /s/ Louis A. Weil, III
                                           Louis A. Weil, III
                                           President and Chief Executive Officer






         Please complete, date, sign and mail promptly the accompanying proxy in the return envelope provided for that purpose,
                 whether or not you plan to attend the meeting.

                                 PROXY STATEMENT

     The enclosed proxy is solicited by the Board of Directors of Central Newspapers, Inc., an Indiana corporation (the "Company"), the principal executive offices of which are located at 200 East Van Buren Street, Phoenix, Arizona. This Proxy Statement and the enclosed proxy were mailed on or about March 31, 1998.

     The enclosed proxy is solicited for use at the Annual Meeting of the Company's shareholders to be held on May 15, 1998 at 10:00 A.M., local time, at the headquarters of Central Newspapers, Inc., at 200 East Van Buren Street, Phoenix, Arizona and at any adjournment(s) thereof.

     All shares represented by the enclosed proxy will be voted at the meeting in accordance with instructions given by the shareholder, but where no instruction is given, the shares will be voted in favor of the action recommended by the Board of Directors and, in the absence of any recommendation, in accordance with the best judgment of the proxy holders. A shareholder executing and delivering the enclosed proxy may revoke it by a written notice delivered to the Secretary of the Company or in person at the meeting, at any time before it is exercised.

     The entire cost of soliciting proxies will be borne by the Company. The Company expects to reimburse brokers or other persons for their reasonable out-of-pocket expenses in forwarding proxy material to the beneficial owners.

                               PURPOSES OF MEETING


     The purposes of the meeting are (1) to elect seven directors, each to serve for a one year term, (2) to consider and act upon a proposal to amend the Company's Amended and Restated Articles of Incorporation (the "Articles of Incorporation") to increase the number of authorized shares of Class A Common Stock from 75,000,000 shares to 150,000,000 shares and Class B Common Stock from 50,000,000 shares to 130,000,000 shares, (3) to amend the Company's Articles of Incorporation to remove the provisions regarding the indemnification of the Company's directors and officers, and (4) to transact such other business as may properly come before the meeting. The Board of Directors is not aware of any other business which will come before the meeting.


                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The close of business on March 20, 1998 has been fixed as the record date for determining which shareholders are entitled to notice of, and to vote at, the meeting and at any adjournment(s) thereof. As of March 10, 1998, 22,091,159 shares of the Company's Class A Common Stock and 31,345,500 shares of the Company's Class B Common Stock were outstanding. The Company's Class A Common Stock and Class B Common Stock are referred to collectively herein as the Company's Common Stock. The Company has no other class of capital stock outstanding. Each holder of record of Class A Common Stock on the record date will be entitled to 1/10 of a vote for each share registered in his or her name on each matter presented to a vote of the shareholders at the Annual Meeting. Each holder of record of Class B Common Stock on the record date will be entitled to one vote for each share registered in his or her name on each matter presented to a vote of the shareholders at the Annual Meeting. All shares of Class A Common Stock and Class B Common Stock vote together as a single class. A majority of the votes entitled to be cast, in person or by proxy, is necessary for a quorum. Under Indiana law, once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting. The affirmative vote of a majority of the quorum is required for the election of directors and the approval of the amendment to the Company's Articles of Incorporation. Abstentions, broker non-votes and instructions on a proxy to withhold authority to vote for one or more of the director nominees will have the same effect as a vote against the particular issue or nominee.

     The persons listed in the following table are known by management to own beneficially more than 5% of the outstanding shares of the Company's Class A Common Stock or Class B Common Stock. The names and addresses of these persons, and the number and percentage of shares of Class A Common Stock and Class B Common Stock owned beneficially by them as of March 10, 1998 (based on the best information available to the Company on such date) are included in the following table. To the Company's knowledge, each shareholder has sole investment and voting power with respect to the shares shown as beneficially owned by such shareholder unless otherwise indicated.

     Name and Address                                                 Amount and Nature of               Percent
  of Beneficial Owner(1)                  Title of Class              Beneficial Ownership             of Class(2)
  ----------------------                  --------------              --------------------             -----------
Eugene C. Pulliam Trust             Class A Common Stock                         -0-                       --
                                    Class B Common Stock                 22,907,500                        73.1%

Nina Mason Pulliam                  Class A Common Stock                  5,073,600                        23.0%
   Charitable Trust                 Class B Common Stock                  3,732,500                        11.9%

Eugene S. Pulliam                   Class A Common Stock                  1,878,574    (3)                  8.5%
307 North Pennsylvania Street       Class B Common Stock                 25,235,000    (4)                 80.5%
Indianapolis, Indiana 46204

Frank E. Russell                    Class A Common Stock                  6,093,600    (5)                 27.4%
                                    Class B Common Stock                 26,765,000    (6)                 85.4%

Ariel Capital Management, Inc.      Class A Common Stock                  1,324,507    (7)                  6.0%
307 North Michigan Avenue           Class B Common Stock                         -0-                       --
Chicago, Illinois 60601

*        Less than one percent.

(1) Unless otherwise specified, all addresses: 135 North Pennsylvania Street, Suite 1200, Indianapolis, Indiana 46204.

(2) Calculated pursuant to Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934, as amended, except that percentages do not reflect rights to acquire shares of Class A Common Stock through conversion of shares of Class B Common Stock. Each share of Class B Common Stock is convertible into 1/10 of a share of Class A Common Stock.

(3) Includes (a) 20,000 shares owned by Jane Pulliam, wife of Eugene S. Pulliam, as to which shares Mr. Pulliam disclaims beneficial ownership,
         (b) 1,778,574 shares held by the Eugene S. Pulliam Trust of which Mr. Pulliam is the Trustee and (c) options held by Mr. Pulliam which are currently exercisable for 80,000 shares of Class A Common Stock.

(4) Includes (a) 22,907,500 shares owned by the Eugene C. Pulliam Trust of which Eugene S. Pulliam and Frank E. Russell are Trustees with shared voting and investment power and (b) 2,327,500 shares held by the Eugene
         S. Pulliam Trust of which Mr. Pulliam is the Trustee.

(5) Includes (a) 15,000 shares owned by Nancy M. Russell, wife of Frank E. Russell, as to which shares Mr. Russell disclaims beneficial ownership,
         (b) 702,000 shares held in eight separate trusts for which Frank E. Russell acts as sole Trustee and as to which Mr. Russell disclaims beneficial ownership, (c) 5,073,600 shares held by the Nina Mason Pulliam Charitable Trust of which Mr. Russell is Trustee, as to which shares Mr. Russell disclaims beneficial ownership, and (d) options held by Mr. Russell which are currently exercisable for 162,500 shares of Class A Common Stock.

(6) Includes (a) 22,907,500 shares owned by the Eugene C. Pulliam Trust of which Eugene S. Pulliam and Frank E. Russell are Trustees with shared voting and investment power and as to which shares Mr. Russell disclaims beneficial ownership and (b) 3,732,500 shares held in the Nina Mason Pulliam Charitable Trust of which Mr. Russell is Trustee, as to which shares Mr. Russell disclaims beneficial ownership.

(7) Ariel Capital Management, Inc. holds all such shares for client accounts, none of which individually represents more than 5% of the outstanding Class A Common Stock, and disclaims beneficial ownership of such shares. Ariel Capital Management, Inc., in its capacity as investment advisor, has sole voting power with respect to 1,226,507 shares, shared voting power with respect to 18,900 shares and sole dispositive power with respect to 1,324,507 shares. This information is as of February 1, 1998.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information with respect to the beneficial ownership of the Company's Class A Common Stock and Class B Common Stock, as of March 10, 1998, by its directors and named executive officers who served as executive officers during the fiscal year ended December 28, 1997 and all directors and executive officers as a group. Unless otherwise indicated, each shareholder listed below has sole investment and voting power with respect to the shares shown as beneficially owned by him.


        Name of                                                           Number of Shares           Percent of
   Beneficial Owner                      Title of Class                 Beneficially Owned           Class (1)
   ----------------                      --------------                 ------------------           ---------
Kent E. Agness (2)                Class A Common Stock                         3,000                       *
                                  Class B Common Stock                           -0-                      --

Malcolm W. Applegate (3)          Class A Common Stock                       114,051 (4)                   *
                                  Class B Common Stock                           -0-                      --

William A. Franke                 Class A Common Stock                         5,000 (5)                   *
                                  Class B Common Stock                           -0-                      --

L. Ben Lytle                      Class A Common Stock                         1,200 (6)                  *
                                  Class B Common Stock                           -0-                     --

Thomas K. MacGillivray            Class A Common Stock                        22,584 (7)                  *
                                  Class B Common Stock                           -0-                     --

John F. Oppedahl                  Class A Common Stock                        39,630 (8)                  *
                                  Class B Common Stock                           -0-                     --
Eugene S. Pulliam                 Class A Common Stock                     1,878,574 (9)                8.5  %
                                  Class B Common Stock                    25,235,000(10)               80.5  %

Dan Quayle                        Class A Common Stock                        37,850(11)                  *
                                  Class B Common Stock                        25,000                      *

Frank E. Russell                  Class A Common Stock                     6,093,600(12)               27.4  %
                                  Class B Common Stock                    26,765,000(13)               85.4  %

Richard Snell                     Class A Common Stock                         2,000(14)                  *
                                  Class B Common Stock                           -0-                     --

Eric S. Tooker                    Class A Common Stock                        5,204 (15)                  *
                                  Class B Common Stock                           -0-                     --

Louis A. Weil, III                Class A Common Stock                     145,757  (16)                  *
                                  Class B Common Stock                           -0-                     --

All directors and                 Class A Common Stock                     8,348,450                   36.9  %
executive officers as             Class B Common Stock                    29,117,500(10)               92.9  %
a group

------------------

*        Less than one percent.
(1) Calculated pursuant to Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934, as amended, except that percentages do not reflect rights to acquire shares of Class A Common Stock through conversion of shares of Class B Common Stock. Each share of Class B Common Stock is convertible into 1/10 of a share of Class A Common Stock.

(2) Kent E. Agness served as a director of the Company until April 24, 1997.

(3) Malcolm W. Applegate served as a director of the Company until April 24, 1997 and retired from his positions as President and General Manager of Indianapolis Newspapers, Inc. effective January 1, 1998.

(4) Includes (a) 7,000 restricted shares, (b) 1,051 shares held for the benefit of Mr. Applegate by the Savings Plus Plan and (c) options held by Mr. Applegate which are currently exercisable for 86,000 shares of Class A Common Stock.

(5) Includes options held by Mr. Franke which are currently exercisable for 3,000 shares of Class A Common Stock.

(6) Includes options held by Mr. Lytle which are currently exercisable for 1,000 shares of Class A Common Stock.

(7) Includes (a) 6,500 restricted shares, (b) 1,668 shares held for the benefit of Mr. MacGillivray by the Savings Plus Plan and (c) options held by Mr. MacGillivray which are currently exercisable for 14,416 shares of Class A Common Stock.

(8) Includes (a) 7,000 restricted shares, (b) 755 shares held for the benefit of Mr. Oppedahl by the Savings Plus Plan and (c) options held by Mr. Oppedahl which are currently exercisable for 31,750 shares of Class A Common Stock.

(9) Includes (a) 20,000 shares owned by Jane Pulliam, wife of Eugene S. Pulliam, as to which shares Mr. Pulliam disclaims beneficial ownership,
         (b) 1,778,574 shares held by the Eugene S. Pulliam Trust of which Mr. Pulliam is the Trustee and (c) options held by Mr. Pulliam which are currently exercisable for 80,000 shares of Class A Common Stock.

(10) Includes (a) 22,907,500 shares owned by the Eugene C. Pulliam Trust of which Eugene S. Pulliam and Frank E. Russell are Trustees with shared voting and investment power and (b) 2,327,500 shares held by the Eugene
         S. Pulliam Trust of which Mr. Pulliam is the Trustee.

(11) Includes (a) 8,816 shares owned by Marilyn Tucker Quayle, wife of Dan Quayle, and (b) options held by Mr. Quayle which are currently exercisable for 3,000 shares of Class A Common Stock.

(12) Includes (a) 15,000 shares owned by Nancy M. Russell, wife of Frank E. Russell, as to which shares Mr. Russell disclaims beneficial ownership,
         (b) 702,000 shares held in eight separate trusts for which Frank E. Russell acts as sole Trustee and as to which Mr. Russell disclaims beneficial ownership, (c) 5,073,600 shares held by the Nina Mason Pulliam Charitable Trust of which Mr. Russell is Trustee, as to which shares Mr. Russell disclaims beneficial ownership, and (d) options held by Mr. Russell which are currently exercisable for 162,500 shares of Class A Common Stock.

(13) Includes (a) 22,907,500 shares owned by the Eugene C. Pulliam Trust of which Eugene S. Pulliam and Frank E. Russell are Trustees with shared voting and investment power, as to which shares Mr. Russell disclaims beneficial ownership and (b) 3,732,500 shares held in the Nina Mason Pulliam Charitable Trust of which Mr. Russell is Trustee, as to which shares Mr. Russell disclaims beneficial ownership.

(14) Includes options held by Mr. Snell which are currently exercisable for 1,000 shares of Class A Common Stock.

(15) Includes (a) 3,500 restricted shares, (b) 204 shares held for the benefit of Mr. Tooker by the Savings Plus Plan and (c) options held by Mr. Tooker which are currently exercisable for 1,000 shares of Class A Common Stock.

(16) Includes (a) 1,424 shares held for the benefit of Mr. Weil by the Savings Plus Plan, (b) 2,500 shares held by the Louis A. Weil III Family Trust, (c) 14,000 restricted shares and (d) options held by Mr. Weil which are currently exercisable for 127,833 shares of Class A Common Stock.

                       PROPOSAL I -- ELECTION OF DIRECTORS

     Seven directors will be elected at the meeting for a one year term. All of the nominees listed below are currently directors whose present terms of office will expire upon completion of the election at the meeting. Unless otherwise specified by the shareholder, the enclosed proxy will be voted in favor of electing as directors the nominees listed below. If any nominee should be unable to serve, the proxy will be voted for a substitute nominee selected by the Board of Directors of the Company.

     The name, principal occupation, business experience since at least 1993, tenure and age of each nominee for election as a director are as set forth below.

     William A. Franke, age 61, has been the Chairman and Chief Executive Officer of America West Holdings Corporation, an aviation and travel service company, and the Chairman of the Board of its principal subsidiary, America West Airlines, Inc., an airline carrier, since February 1997. Mr. Franke was the subsidiary's Chief Executive Officer from December 1993 until February 1997 and its President from May 1996 until February 1997. He is a director of America West Holdings Corporation and each of its major subsidiaries. He is also a director of Phelps Dodge Corporation, Beringer Wine Estates Inc., Mtel Latin America, Inc., and Air Transport Association of America. He is a director and Chairman of the Board of Airplanes Limited and a controlling trustee and Chairman of Airplanes U.S. Trust, entities involved in aircraft financing and leasing. He is also a Managing Partner of Newbridge Latin America, LLP, a private equity fund focused on Latin American investments. He has been a director of the Company since 1990.

     L. Ben Lytle, age 51, has been President and Chief Executive Officer of Anthem Insurance Companies, Inc., an insurance holding company, since 1989 and presently serves as Chairman of the Board of Directors of each of its major subsidiaries. He is a director of Acordia, Inc., IPALCO, Inc., Duke REIT, and Bank One, Indianapolis, N.A. He has been a director of the Company since 1997.

     Eugene S. Pulliam, age 83, has been Publisher of The Indianapolis Star and The Indianapolis News since 1975 and was President of Phoenix Newspapers, Inc. from 1979 until 1997. He has been a director of the Company since 1954. Mr. Pulliam is the uncle of Dan Quayle.

     Dan Quayle, age 51, has been Chairman of Campaign America, a political action committee, since 1995 and Chairman of BTC, Inc., a private company through which he operates certain of his personal business interests, since 1993. He served as Chairman of Circle Investors, Inc., a private financial services and insurance holding company, from 1993 until February 1997 and served on the Board of Directors of Amtran, Inc., an aviation and travel service company, in 1996. He was Vice President of the United States from January 1989 to January 1993 and a United States Senator from January 1981 to January 1989. Mr. Quayle is a director of American Standard, Inc. and U.S. Filter Corporation. He has been a director of the Company since 1993. Mr. Quayle is the nephew of Eugene S. Pulliam.

     Frank E. Russell, age 77, has been Chairman of the Company's Board of Directors and Assistant Secretary of the Company since January 1996. Mr. Russell served as President and Chief Executive Officer of the Company from 1979 through 1995. He has been a director of the Company since 1974.

     Richard Snell, age 67, has been Chairman of the Board and Chief Executive Officer of Pinnacle West Capital Corporation, a utility holding company, and Chairman of the Board of Arizona Public Service Company since 1990. He is also a director of Aztar Corporation and Banc One Arizona Corporation. He has been a director of the Company since 1996.

     Louis A. Weil, III, age 57, has been President and Chief Executive Officer of the Company since 1996. From July 1991 through December 1996, Mr. Weil served as Publisher and Chief Executive Officer of The Arizona Republic and The Phoenix Gazette and Executive Vice President of Phoenix Newspapers, Inc. Mr. Weil served as Publisher of Time from May 1989 to July 1991, and President and Publisher of The Detroit News from May 1987 to May 1989. Mr. Weil serves as an independent director of the Domestic Equity, Global Debt and Long-term Municipal and Domestic Taxable Bond mutual funds managed by The Prudential. He has been a director of the Company since 1991.

                    COMMITTEES OF THE BOARD OF DIRECTORS AND
                            COMPENSATION OF DIRECTORS

     The Board of Directors of the Company has a Nominating Committee, a Compensation Committee, an Audit Committee and an Executive Committee.

     The members of the Nominating Committee are Frank E. Russell (Chairman), Eugene S. Pulliam and Louis A. Weil, III. This Committee has the responsibility of nominating individuals to serve on the Board of Directors of the Company. The Nominating Committee met in February of 1997 to nominate directors for election at the 1997 Annual Shareholder Meeting and met in February of 1998 to nominate directors to stand for election at the 1998 Annual Shareholder Meeting. Each nominee for election as a director of the Company named herein was recommended by the Nominating Committee. The Nominating Committee will consider nominees recommended by shareholders for election at the Company's 1999 Annual Meeting. Any shareholder who wishes to make such a recommendation to the Nominating Committee should submit the name or names of the individuals being recommended in writing to the Nominating Committee, c/o Frank E. Russell, Chairman of the Board, Central Newspapers, Inc., 135 North Pennsylvania Street, Suite 1200, Indianapolis, Indiana 46204 by November 23, 1998.

     The Compensation Committee is responsible for developing the Company's executive compensation policies and for reviewing and determining compensation to be paid to the Chief Executive Officer and the other ten most highly compensated employees of the Company and its subsidiaries. The Compensation Committee is also responsible for administering and interpreting the Central Newspapers, Inc. Amended and Restated Stock Compensation Plan (the "Stock Compensation Plan"). The Compensation Committee, which met in March, September and December of 1997, is made up of the non-employee directors of the Company, namely William A. Franke (Chairman), L. Ben Lytle, Dan Quayle and Richard Snell.

     The Audit Committee is responsible for reviewing the services and fees of the Company's independent accountants, financial statements, accounting practices and adequacy of auditing and internal controls of the Company. The members of the Audit Committee are Richard Snell (Chairman), William A. Franke, and L. Ben Lytle. The Committee met in February and September of 1997 and February of 1998.

     The Executive Committee has all authority of the Board of Directors during intervals between meetings of the Board subject to such limitations as may be imposed by law, by subsequent resolution of the Board of Directors, or by the By-Laws. The members of the Executive Committee are Louis A. Weil, III (Chairman), Eugene S. Pulliam and Frank E. Russell. The Executive Committee met once in February of 1997 and took other action by written consent. Any material action taken by the Executive Committee is ratified by the Board of Directors.

     The Board of Directors held six meetings during the Company's fiscal year ended December 28, 1997. No director attended fewer than 75% of the aggregate of
(i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings of the committees of which he was a member at the time of the meeting.

     Directors who are also employees of the Company receive no director fees or other compensation for acting as a director. Non-employee directors receive an annual retainer of $20,000, $1,000 for each meeting of the Board of Directors attended and $750 for each meeting of a committee of the Board of Directors attended. Under the Stock Compensation Plan, each non-employee director receives an annual grant of stock options to purchase 1,000 shares of the Company's Class A Common Stock upon election or re-election to the Board of Directors. Such options have an exercise price equal to the fair market value of the Class A Common Stock on the date of grant and a term of ten years. In addition, non-employee directors receive certain life insurance coverage. William A. Franke, L. Ben Lytle and Dan Quayle receive coverage under split-dollar life insurance arrangements pursuant to which the Company will be reimbursed for premiums paid. The dollar value benefit of the premiums paid pursuant to such policies in 1997 was $4,025, $9,525 and $11,266 for Mr. Franke, Mr. Lytle and Mr. Quayle, respectively. The Company also provided such split-dollar life insurance for Kent E. Agness who served as a director until April 1997. The dollar value benefit of the premium paid for Mr. Agness in 1997 was $4,738. Richard Snell receives coverage under a death benefit only arrangement. For 1997, the current year term cost of such insurance for Mr. Snell was $971. All directors also participate in the Company's Directors' and Officers' Charitable Award Program. Under this program, upon the death of a participating officer or director, the Company will donate $500,000 to one or more qualifying charitable organizations chosen by the participant and the Company will be reimbursed by life insurance proceeds. Individual participants derive no financial benefit from this program since all charitable deductions accrue solely to the Company.

                       COMPENSATION OF EXECUTIVE OFFICERS

Compensation For Services

     The compensation for services rendered to the Company and its primary operating subsidiaries, Phoenix Newspapers, Inc. ("PNI") and Indianapolis Newspapers, Inc. ("INI"), during the fiscal year ended December 28, 1997, paid to the Chief Executive Officer and the four other most highly compensated executive officers of the Company who served in such positions during the fiscal year ended December 28, 1997 is set forth below:

                           SUMMARY COMPENSATION TABLE

                                                  Annual Compensation                 Long-Term
                                                                      Other          Compensation           All
Name and Principal Position                                          Annual      Restricted  Securities    Other
During the Fiscal Year                                               Compen-        Stock    Underlying   Compen-
Ended December 28, 1997            Year   Salary ($)   Bonus ($)    sation($)    Awards ($)  Options(#)  sation($)
-----------------------            ----   ----------   ---------    ---------    ----------  ----------  ---------
Louis A. Weil, III                 1997    472,500      360,000         (1)           -0-(3)     15,000      78,890(9)
   President  and Chief            1996    435,150      304,500         (1)       505,750        80,000      68,423(10)
   Executive Officer               1995    390,817      176,581         (1)           -0-        42,000(8)   67,207(11)
John F. Oppedahl                   1997    287,500      172,956         (1)           -0-(4)      6,750      60,793(9)
   Publisher and Chief             1996    275,150      146,300         (1)       252,875        30,000      27,885(10)
   Executive Officer of PNI        1995        ---          ---         ---           ---           ---         ---
Malcolm W. Applegate               1997    274,367      156,750         (1)           -0-(5)      5,500      40,073(9)
   President and                   1996    263,900      140,315         (1)       252,875        16,000      31,267(10)
   General Manager of INI          1995    248,067      109,908         (1)           -0-        42,000(8)   33,550(11)
Thomas K. MacGillivray             1997    215,200      129,000       118,505 (2) 106,313(6)      6,750      34,215(9)
   Vice President and Chief        1996    190,150      106,400         (1)       180,625        32,000      17,440(10)
   Financial Officer               1995        ---          ---         ---           ---           ---         ---
Eric S. Tooker                     1997    182,701      110,000       119,157 (2)  69,375(7)      3,000      27,394(9)
   Vice President, Secretary and   1996    101,228       55,552         (1)        93,750        10,000      14,366(10)
   General Counsel                 1995        ---          ---                       ---           ---         ---

Footnotes on following page

(1) Executive officers of the Company receive certain perquisites, but with respect to this executive officer the incremental cost of providing such perquisites does not exceed the lesser of $50,000 or 10% of the officer's salary and bonus.

(2) Indicates total amounts paid for relocation expenses for each executive officer's relocation to Phoenix.

(3) At the close of the 1997 fiscal year, Mr. Weil held 14,000 restricted shares, the aggregate value of which was $980,875. Dividends are currently paid on the restricted shares.

(4) At the close of the 1997 fiscal year, Mr. Oppedahl held 7,000 restricted shares, the aggregate value of which was $490,437.50. Dividends are currently paid on the restricted shares.

(5) At the close of the 1997 fiscal year, Mr. Applegate held 7,000 restricted shares, the aggregate value of which was $490,437.50. Dividends are currently paid on the restricted shares.

(6) At the close of the 1997 fiscal year, Mr. MacGillivray held 6,500 restricted shares, the aggregate value of which was $455,406.25. Dividends are currently paid on the restricted shares.

(7) At the close of the 1997 fiscal year, Mr. Tooker held 3,500 restricted shares, the aggregate value of which was $245,218.75. Dividends are currently paid on the restricted shares.

(8)  Represents option grants made with respect to 1994 and 1995.

(9) Includes the following for Messrs. Weil, Oppedahl, Applegate, MacGillivray, and Tooker: (a) Company matching contributions to the Savings Plus Plan of $4750, (b) Company matching contributions to the Company's Non-Qualified Savings Plan of $28,550, $13,668, $12,495, $9,018, and $3,915 for each named executive officer, respectively, (c) dollar value benefits for premium payments under split-dollar life insurance policies under which the Company will be reimbursed for premiums paid in the amounts of $36,872, $33,657, $14,219, $11,893, and $14,430 for each named executive officer, respectively, and (d) automobile allowances in the amounts of $8,718, $8,718, $8,609, $8,554, and $4,299 for each named executive officer, respectively.

(10) Includes  the  following  amounts for Messrs.  Weil,  Oppedahl,  Applegate,
     MacGillivray: (a) Company matching contributions to the Savings Plus Plan of $4,750 and (b) Company matching contributions to the Company's Non-Qualified Savings Plan of $24,836, $12,108, $11,419, and $7,112 for each named executive officer, respectively. Includes for Messrs. Weil, Opperdahl, Applegate, MacGillivray and Tooker the dollar value benefits for premium payments under split-dollar life insurance policies under which the Company will be reimbursed for premiums paid in the amounts of $38,837, $11,027, $15,098, $5,578, and $14,366, for each named executive officer, respectively.

(11) Includes the following amounts for Messrs. Weil and Applegate: (a) Company matching contributions to the Savings Plus Plan of $4,620, (b) Company matching contributions to the Company's Non-Qualified Savings Plan of $18,076 and $9,699, respectively, and (c) dollar value benefits for premium payments under split-dollar life insurance policies under which the Company will be reimbursed for premiums paid in the amounts of $44,511 and $19,231, respectively.

Option Grants, Exercises and Holdings

     The following tables set forth information relating to option grants, exercises and holdings with respect to each of the executive officers named in the Summary Compensation Table:

                        OPTION GRANTS IN LAST FISCAL YEAR
                                                                                           Potential Realizable
                            Number of      Percent of                                         Value Assuming
                           Securities     Total Options                                    Annual Rates of Stock
                           Underlying      Granted To        Exercise                       Price Appreciation
                            Options       Employees in       Price Per     Expiration         For Option Term
Name                        Granted      Fiscal Year         Share            Date         5% (2)       10% (2)
--------------------        -------      -----------         -----            ----         ------       -------
Louis A. Weil, III           15,000(1)        12.10%          $46.375        3/11/07      $437,472    $1,108,645
John F. Oppedahl              6,750(1)         5.44%          $46.375        3/11/07      $196,852    $  498,890
Malcolm W. Applegate          5,500(1)         4.44%          $46.375        3/11/07      $160,406    $  406,503
Thomas K. MacGillivray        6,750(1)         5.44%          $46.375        3/11/07      $196,862    $  498,890
Eric S. Tooker                3,000(1)         2.42%          $46.375        3/11/07      $ 87,494    $  221,729

(1) These options vest in three equal annual installments beginning on March 11, 1998.

(2) Based on a market value of $70.0625 per share at December 26, 1997. These gains are based upon assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on option exercises and Class A Common Stock holdings are dependent on the future performance of the Company's Class A Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected on this table will be achieved.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                                                 Value of
                                                                   No. of                       Unexercised
                                                                 Unexercised                   In-The-Money
                                                                 Options at                     Options at
                             Shares           Value            Fiscal Year-End                 Fiscal Year-End
                           Acquired on      Realized At      Exer-         Unexer-      Exer-          Unexer-
Name                      Exercise         Exercise Date     cisable       cisable      cisable (1)    cisable (1)
----                      ------------     -------------     ----------------------     --------------------------
Louis A. Weil, III              -0-              ---         127,833       98,667        $6,156,581    $3,632,011
John F. Oppedahl                -0-              ---          31,750       36,000        $1,443,483    $1,309,874
Malcolm W. Applegate          8,000         $293,000.00       69,666       36,334        $3,300,166    $1,412,707
Thomas K. MacGillivray        5,500         $237,187.50       14,416       35,834        $  557,460    $1,293,304
Eric S. Tooker                3,333         $ 97,490.25        1,000        8,667        $   26,812    $  289,886

(1) Based on the closing price for Class A Common Stock on December 26, 1997 which was $70.0625 per share.

Defined Benefit Plans

     The Company maintains the Central Newspapers, Inc. Retirement Plan (the "Pension Plan") for its employees. The Pension Plan is a tax qualified defined benefit plan under the Internal Revenue Code of 1986, as amended (the "Code") and is subject to requirements imposed under the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

     Employees of the Company and certain of its subsidiaries (collectively, the "Participating Companies") automatically become participants in the Pension Plan on the first day of the month following completion of at least 1,000 hours of service in a designated one year period of employment with the Participating Companies. Benefits are fully vested upon completion of at least five years of service. Benefits also become vested upon a participant's death, disability or attainment of early retirement age.

     For service prior to 1994, a participant's annual retirement income under the Pension Plan is equal to the sum of his or her basic credits and his supplemental credits, subject to a special dollar limitation under the Code. However, the Participating Companies have periodically increased the amount of retirement income payable to participants. The Participating Companies contribute amounts to the Pension Plan on a periodic basis which, when aggregated with voluntary employee contributions, are sufficient to fund the Pension Plan in accordance with actuarial assumptions. Benefits are payable upon normal, early or disability retirement and deferred vested benefits are payable on other terminations of employment. Benefits with an actuarial value in excess of $3,500 are payable on a monthly basis. Under certain circumstances, survivor benefits are payable upon the death of a participant.

     For service prior to 1994, a participant generally earned basic credits for each week's participation in the Pension Plan equal to the amount of his or her weekly earnings, up to $312.00, multiplied by 1-7/8%. A participant could choose to earn supplemental credits for each week of participation in the Pension Plan by voluntarily contributing 3-3/4% of the participant's weekly earnings over $312.00 (including salary, wages, overtime, bonuses and contributions to the Central Newspapers, Inc. Savings Plus Plan (the "Savings Plus Plan")) to the Pension Plan. If a participant chose to make such voluntary contributions, he or she received supplemental credits equal to 60% of the voluntary contributions made each week.

     Effective  January  1,  1994 the  Pension  Plan  eliminated  the  voluntary employee contribution feature, provided future benefits based on the participants' years of service and average compensation at retirement and enhanced the pension benefits of early retirees who begin receiving their benefits before age 65. Specifically, a participant's retirement benefit for periods of service after 1993 equals 1.2% of the participant's average annual compensation for the highest 5 of his last 10 years of employment with the Participating Companies multiplied by his number of years of service with the Participating Companies after 1993. Plan participants who had attained age 50 on December 31, 1993 could elect to continue making voluntary employee contributions and have benefits provided under the pre-1994 plan provisions. The benefits provided to existing retirees and beneficiaries were increased by varying amounts up to ten percent. The Participating Companies have received from the Internal Revenue Service a favorable determination as to the tax-qualified status of the Pension Plan, as amended and restated.

     The aggregate annual benefit payments receivable by a participant under the Pension Plan are subject to a maximum benefit amount equal to the lesser of the following amounts: (i) $125,000 in fiscal 1997 subject to specified limitations and adjustments under the Code; or (ii) 100% of the participant's average annual income (as defined under Section 415 of the Code) from the Participating Companies during the three consecutive years in which the employee was a participant in the Pension Plan and had the greatest aggregate income from the Participating Companies.

     Effective January 1, 1994, the Participating Companies adopted a supplemental retirement plan (the "Supplemental Plan") for those employees who are eligible for split dollar insurance coverage under the Executive Life Insurance Plan and who make more than $160,000 per year (as indexed for inflation each year under Internal Revenue Service rules). The Supplemental Plan allows each participant to accrue a benefit each year equal to: (a) the benefits that participant would be entitled to receive under the Pension Plan without regard to the limits imposed by Sections 401(a)(17) and 415 of the Code; minus
(b) the benefits that participant is entitled to receive under the Pension Plan.
Section 401(a)(17) of the Code provides that only the first $160,000 of an individual's annual compensation may be considered in calculating that individual's accrued benefit under the Pension Plan. Section 415 of the Code limits each participant to a $125,000 (indexed for inflation) annual benefit under the Pension Plan. The accrued benefits calculated under this formula are based solely on service on and after January 1, 1994.

     The Supplemental Plan is not tax qualified. Benefits under the Supplemental Plan are payable solely from the general assets of the Participating Companies and are not funded in any manner. Participants are not subject to income tax on their Supplemental Plan benefits until these benefits are actually paid. The actuarial present value of the Supplemental Plan benefits a participant earns each year is currently subject to employment taxes, but will not later be subject to employment taxes when paid to the participant.

     Benefits under the Supplemental Plan are paid in a single lump sum cash payment at the time the participant's employment with the Participating Companies terminates for any reason. If the participant's employment terminates by reason of his or her death, the participant's spouse or other beneficiary designated under the Pension Plan will be entitled to a single lump sum cash payment computed in the same manner as the death benefit he or she is entitled to receive under the Pension Plan. In lieu of a single lump sum cash payment, each participant may make an irrevocable election, within 30 days after becoming a participant in the Supplemental Plan, to have his or her, his or her spouse's or his or her beneficiary's benefits under the Supplemental Plan paid in the same form and at the same time as his or her benefits are paid under the Pension Plan.

     The table below shows the estimated annual benefits expressed in single life annuity form that would be provided by the Pension Plan and the Supplemental Plan (if applicable) for the executive officers named in the Summary Compensation Table if such officers had both attained age 65 and retired on January 1, 1998. All such executive officers have made the maximum possible voluntary contributions to the Pension Plan.

                                                    Estimated Annual
                                            Benefits at January 1, 1998
                                            ---------------------------
           Louis A. Weil, III                        $59,098
           John F. Oppedahl                          $16,549
           Malcolm W. Applegate                      $39,502
           Thomas K. MacGillivray                    $12,402
           Eric S. Tooker                            $ 4,558



                          COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

Statement of Compensation Policies

     The Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") is responsible for developing the Company's executive compensation policies. The Compensation Committee has adopted the following list of objectives to be achieved through its compensation of executive officers:

     o Recruit, retain and reward high performing executive talent through the use of a combination of short-term cash and long-term equity compensation;

     o Link annual and long-term compensation of executive officers to the creation of shareholder value; and

     o Provide base salaries for executive officers at approximately the 50th percentile of salaries paid for comparable positions by other similar companies in the industry, and create annual incentive opportunities which can increase total cash compensation toward the 75th percentile.

     During the fiscal year ended December 28, 1997, the Company's executive compensation program was comprised of base salary, annual incentive bonuses and long-term incentive opportunities in the form of stock options and restricted stock.

Base Salary

     The Compensation Committee determines, on an annual basis, the base salary of the Chief Executive Officer and each of the other ten most highly compensated employees of the Company and its subsidiaries. Base salary levels for the
Company's executive officers are targeted to fall into the middle range of salaries offered for comparable positions by other similar companies in the newspaper industry. Merit increases to base salaries are based upon the attainment of certain pre-negotiated, measurable objectives relevant to the Company's business strategy. In setting salaries for fiscal 1997, the Compensation Committee reviewed recommendations of management that were developed in conjunction with a compensation consultant retained by the Company. These recommendations were prepared, in part, based upon comparative compensation data relating to newspaper companies which actively compete with the Company for executive talent, some of which are included in the index of peer companies used to construct the performance graph which follows this report. In addition to such recommendations, in determining an executive's base salary the Compensation Committee took into account the executive's tenure and individual experience, as well as the Compensation Committee's subjective assessment of individual performance. None of the factors considered in determining base salaries were assigned relative weights.

     Effective March 11, 1997, the Compensation Committee increased by 10% the salary paid to Louis A. Weil, III. This increase reflected, among other factors, the Compensation Committee's subjective assessment of Mr. Weil's individual performance, particularly his performance in putting together a new management team and the energy and leadership he demonstrated in leading change within the Company. Based upon information obtained from the Company's compensation consultant, the Compensation Committee believes Mr. Weil's base salary is slightly below the mid-point of the range of salaries paid to chief executive officers by other similar companies in the newspaper industry generally.

Incentive Bonus Awards

     Incentive bonuses are intended to serve as true incentives rather than as a form of deferred compensation. Higher-level executives with more of an opportunity to impact the value of the Company have the opportunity to achieve a larger bonus than other executives.

     Incentive bonuses for the executive officers of the Company named in the Summary Compensation Table which precedes this report were determined under the Annual Incentive Program for the Company and its primary operating subsidiaries, INI and PNI. For the 1997 fiscal year, awards under the Annual Incentive Program were based on Company, operating subsidiary and individual objectives. Company performance was evaluated based upon the achievement of an after-tax net income goal, operating subsidiary performance was evaluated based upon achievement of an operating income goal, and individual performance was evaluated based upon the achievement of certain individual objectives set by the participant and other members of management. The Company net income goal and the subsidiary operating income goal were approved by the Compensation Committee. Each of the three objectives was assigned a different weight depending on a participant's position in management, with the achievement of the net income goal for the Company being weighted most heavily for the Company's corporate executives (100% for Mr. Weil, Mr. Tooker and Mr. MacGillivray), and with the achievement of the applicable subsidiary operating income goal being weighted most heavily for executive officers of its operating subsidiaries (60% for Mr. Oppedahl and Mr. Applegate). The size of an incentive bonus payable under the Annual Incentive Program was determined as a percentage of the participant's base salary, with such percentage being determined based upon (i) the participant's position in management and (ii) the actual performance of the Company, the operating subsidiaries and the individual participant, as applicable, when measured against their respective objectives.

     The amount of incentive bonus for 1997 paid to Mr. Weil as Chief Executive Officer of the Company was determined under the terms of the Annual Incentive Program. This bonus was based upon the achievement by the Company of its net income goal as adjusted by the Compensation Committee to account for certain significant share repurchases.

     The Company has revised the Annual Incentive Plan for the 1998 fiscal year. The Annual Incentive Plan still incorporates the three performance goals outlined above, but the performance of the Company is now measured by earnings per share rather than by net income, with the earnings per share goal set by the Compensation Committee. In addition, the Annual Incentive Plan for 1998 is less subjective, giving less weight to the individual performance component. Finally, for the executive officers of the operating companies, the performance of the operating companies is weighted more heavily than in 1997 (70% for Mr. Oppedahl).

Stock Option and Restricted Stock Awards

     The Amended and Restated Central Newspapers, Inc. Stock Compensation Plan is the Company's long-term incentive plan for executive officers and key managers. Grants under the Stock Compensation Plan are made by the Compensation Committee, the members of which are all non-employee directors of the Company. Such option grants, and restricted stock awards are based both on past achievement and expected future contribution. Those individuals at higher salary levels who have greater influence over shareholder value have the opportunity to receive larger option awards than other executives and key managers.

     In 1997, certain officers were granted restricted stock awards under the Stock Compensation Plan. Under the Stock Compensation Plan, the recipients of the restricted stock awards cannot transfer their shares and must forfeit their shares if they cease to be employees of the Company other than by reason of death or permanent and total disability. Restrictions on most of the restricted stock awards made will lapse five years from the date of grant, or at the end of the third or fourth year if the market price of the Company's Class A Common Stock has increased by a targeted annual compounded percentage. The awards of restricted stock under the Stock Compensation Plan are not intended to be made annually but rather to be made periodically as incentives for management retention. In determining the amount of individual awards, the Committee considered recommendations of the Company's compensation consultant and the Committee's subjective assessment of the recipient's level of responsibility and contribution to the Company. The factors considered by the Committee were not assigned relative weights.

     Two grants of stock options were also made in fiscal 1997. The first grant, in March 1997, represented the annual option grants for fiscal 1997. The second grant, in September 1997, was made to executives of Career Services, Inc., a subsidiary acquired by the Company in February, 1997. Both grants were made using the same procedures, as outlined below.

     To assist in determining the size of option grants, the Company retained an independent compensation consultant to make specific recommendations regarding the number of options that should be granted to each executive officer and key manager. Such recommendations were based on the consultant's review of the practices of newspaper companies, including some of the companies in the index of peer companies used in constructing the performance graph which follows this report. In determining the amount of individual grants, the Compensation Committee also considered recommendations received from the Chief Executive Officer (with regard to all grant recipients other than the Chief Executive Officer), the size of previous option grants, internal relativity and the Committee's subjective assessment of the grant recipient's level of responsibility and contribution to the Company. The factors considered by the Committees were not assigned relative weights.

     With regard to option grants and awards of restricted stock made to the Chief Executive Officer, the Committee followed the same procedure as it did with regard to other grant recipients. The option grants made to Mr. Weil in March matched the number of option grants recommended by the Company's compensation consultant and were consistent with the Committee's objectives based on previous grants made to Mr. Weil and to others in the Company.

Deductibility of Executive Compensation

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to a corporation's chief executive officer and the four other most highly compensated executive officers. Section 162(m) provides that qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The provisions of the Company's Stock Compensation Plan permit the grant of stock options and restricted stock awards that qualify as performance-based compensation for purposes of Section 162(m). None of the executive officers of the Company received compensation in excess of the Section 162(m) deductibility limits in fiscal 1997. The Compensation Committee will continue to consider the effect of the deductibility limits of Section 162(m) in its future determination of executive compensation.

                           William A. Franke, Chairman
                                  L. Ben Lytle
                                   Dan Quayle
                                  Richard Snell
                                 Members of the
                             Compensation Committee
March 2, 1998

                               COMPANY PERFORMANCE

     The following graph shows a comparison of cumulative total returns for the Company's Class A Common Stock, the Standard & Poor's 500 Stock Index (the "S&P 500") and an index of peer companies selected by the Company.


           COMPARISON OF FIVE FISCAL YEAR CUMULATIVE TOTAL RETURN (1) Among Central Newspapers, Inc., S & P 500 and a Peer Group (2)


                                [GRAPH OMITTED]

                           12/27/92    12/26/93    12/25/94   12/31/95    12/29/96    12/28/97
                           --------    --------    --------   --------    --------    --------
Central Newspapers, Inc.     100          125         127        150        208          343
Peer Group                   100          112         106        131        161          241
S&P 500                      100          113         114        157        194          258


(1) The total cumulative return on investment (change in the year end stock price plus reinvested dividends) (the "Total Return") is based on a $100 investment as of the market close on December 27, 1992 (the trading day prior to the beginning of the Company's fifth preceding fiscal year). The Total Return is shown through December 28, 1997.

(2) Investment in the peer group is weighted based on market capitalization as of December 27, 1992. Companies in the peer group are as follows:
         Gannett Co., Inc., Knight-Ridder, Inc., Lee Enterprises, Incorporated, McClatchy Newspapers, Inc., The New York Times Company, Pulitzer Publishing Company, The E.W. Scripps Company, Tribune Company and The Washington Post Company.

                         TERMINATION BENEFITS AGREEMENT

     Louis A. Weil, III, the President and Chief Executive Officer of the Company since January 1, 1996, is a party to a Termination Benefits Agreement, dated as of February 23, 1996, which entitles Mr. Weil to receive certain benefits from the Company in the event his employment as Chief Executive Officer of the Company is terminated for any reason other than cause (as defined in the agreement) or his death, total disability or attainment of age 65. In such event, Mr. Weil shall be entitled to receive (i) a lump sum payment equal to 200% of his annual base salary on the date of termination, (ii) a lump sum payment equal to 200% of the pro rata portion of the bonus he would have received if he had been employed on the last day of the year in which the termination occurred, which amount will be payable on or before March 31 of the calendar year following the termination, and (iii) continuation of medical coverage for two years following the termination.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Upon recommendation of the Audit Committee, the Board of Directors has reappointed Price Waterhouse LLP as the independent public accounting firm to audit the financial statements of the Company for the fiscal year ending December 27, 1998. Price Waterhouse LLP served as the Company's independent public accounting firm for the 1997 fiscal year. It is expected that representatives of Price Waterhouse LLP will be present at the Annual Meeting, will be given the opportunity to make a statement, if they so desire, and will respond to appropriate questions.

     The independent accountant engaged to audit the Company's financial statements for the 1995 and 1996 fiscal years was Geo. S. Olive & Co. LLC. The Audit Committee solicited proposals from independent accounting firms and based on those bids recommended the selection of Price Waterhouse LLP to audit the Company's financial statements for the 1997 fiscal year. Based upon the recommendation of the Audit Committee, the Board of Directors approved the change in accountants from Geo. S. Olive & Co. LLC to Price Waterhouse LLP for the 1997 fiscal year. The reports of Geo. S. Olive & Co. LLC on the financial statements for the 1995 and 1996 fiscal years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. The Company and Geo. S. Olive & Co. LLC have had no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Geo. S. Olive & Co. LLC, would have caused it to make a reference to the subject matter of the disagreement in connection with its audit report. Moreover, none of the events listed in Item 304(a)(1)(k) of Regulation S-K occurred during 1995 or 1996 or any subsequent interim period.


               PROPOSAL II -- APPROVAL OF AMENDMENT TO ARTICLES OF
              INCORPORATION TO INCREASE NUMBER OF AUTHORIZED SHARES

     The Board of Directors has approved a proposed amendment to the Company's Articles of Incorporation which would increase the number of authorized shares of Common Stock.


     The Company is currently authorized to issue 75,000,000 shares of Class A Common Stock and 50,000,000 shares of Class B Common Stock. The proposed amendment to the Company's Articles of Incorporation would increase the number of authorized shares of Class A Common Stock to 150,000,000 shares and of Class B Common Stock to 130,000,000 shares. The proposed increase in authorized shares is being made primarily for the following reasons: (a) to permit the Company to declare potential future stock splits and/or stock dividends, (b) to permit the Company to issue additional shares as consideration in potential future mergers or acquisitions and (c) to permit the Company to issue additional shares for other general corporate purposes. The continued availability of shares of Common Stock is necessary to provide the Company with the flexibility to take advantage of such opportunities. There are, at present, no plans, understandings, agreements or arrangements concerning the issuance of additional shares of the Company's Common Stock except for those shares presently reserved for issuance.

     Authorized but unissued shares of the Company's Common Stock may be issued for such consideration as the Board of Directors determines to be adequate. The shareholders may or may not be given the opportunity to vote thereon, depending upon the nature of any such transactions, applicable law, the rules and policies of the New York Stock Exchange and the judgment of the Board of Directors. Shareholders have no preemptive rights to subscribe to newly issued shares of Common Stock.

     The Board of Directors believes that the proposed increase in the number of authorized shares of Common Stock will provide the flexibility needed to meet corporate objectives and that such proposed increase is in the best interests of the shareholders.


     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES.

       PROPOSAL III -- APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION
                      TO REMOVE INDEMNIFICATION PROVISIONS

     The Board of Directors  has approved a proposed  amendment to the Company's
Articles of Incorporation which would remove the provisions regarding the indemnification of the Company's directors and officers.

     The Board approved the proposed amendment, because it wants to update and clarify such provisions to provide protection to the Company's directors and officers to the fullest extent as can be provided under Indiana law. If the amendment to the Company's Articles of Incorporation is approved, the Board of Directors plans to add new indemnification provisions to the Company's Code of By-Laws. The new provisions would not differ materially from the current provisions, but rather would attempt to clarify certain items, particularly (a) the types of proceedings under which indemnification shall be provided, (b) the standard of conduct which must be met for the Company to provide indemnification, (c) the methods of determining whether the standards for indemnification have been met, (d) the terms under which the Company may pay for or reimburse reasonable defense expenses, and (e) the non-exclusiveness of such indemnification provisions.


     The Board of Directors believes that placing the indemnification provisions in the Company's Code of By-Laws instead of the Company's Articles of Incorporation allows the Company the flexibility to keep such provisions current with any changes that may occur to Indiana or other applicable law. The Board of Directors has the power to amend the Company's Code of By-Laws, without shareholder approval, by the affirmative vote of a majority of the directors who would constitute a full Board of Directors at the time such action is taken.


     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO REMOVE THE INDEMNIFICATION PROVISIONS.


                    TRANSACTIONS WITH CERTAIN RELATED PERSONS

     The Company retains as its legal counsel the law firm of Barnes & Thornburg, of which Kent E. Agness is a partner. The amount of fees paid to Barnes & Thornburg for the 1997 fiscal year was less than 5% of the Company's gross revenues for such fiscal year and less than 5% of Barnes & Thornburg's gross revenues for the same period.

                        COMPLIANCE WITH SECTION 16(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who own more than ten percent of the Company's Common Stock to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Officers, directors and greater than ten percent shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all
Section 16(a) forms they file.

     Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any failure to file by these dates during 1997. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to the Company's officers and directors were complied with in respect of the fiscal year ended December 28, 1997.

                              SHAREHOLDER PROPOSALS

     The Company's Code of By-Laws provides that only such business may be conducted at a meeting of shareholders as shall have been properly brought before the meeting and as shall have been determined to be lawful and appropriate for consideration by shareholders at the meeting. To properly bring business before the meeting of shareholders, written notice thereof must be delivered to or mailed and received at the principal office of the Company not less than ten (10) days prior to the meeting. A shareholder's notice shall set forth as to each matter the shareholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting,
(b) the name and address, as they appear on the Company's shareholder list, of the shareholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the shareholder, and (d) any interest of the shareholder in such business.

     Shareholders of the Company may also nominate persons for election to the Board of Directors by providing written notice to the Company. Such notice must be delivered to or mailed and received at the principal office of the Company not less than ten (10) days prior to the meeting and must set forth as to each person whom the shareholder proposes to nominate (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of the Company which are beneficially owned by such person, (d) any other information relating to such person that is required to be disclosed in solicitation of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to serving as a director if elected), and (e) the qualifications of the nominee to serve as a director of the Company. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

     Proposals of shareholders intended to be presented at the next Annual Meeting to be held in 1999 must be received by the Company at its principal executive offices no later than November 23, 1998 for inclusion in the Proxy Statement and form of proxy relating to that meeting.

                                  ANNUAL REPORT

     The Annual Report for the Company's fiscal year ended December 28, 1997 is being mailed with this Proxy Statement to all shareholders. The Annual Report is not a part of the proxy soliciting material.

                                  OTHER MATTERS

     Insofar as any of the information in this Proxy Statement may rest within the knowledge of persons other than the Company, the Company relies upon information furnished by others for the accuracy and completeness thereof. Management is not aware of any business to come before the Annual Meeting other than that described in the Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

                     [PROXY CARD FOR CLASS A COMMON SHARES]

                            CENTRAL NEWSPAPERS, INC.
                              CLASS A COMMON STOCK
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
         FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 15, 1998

The undersigned appoints Eugene S. Pulliam, Frank E. Russell and Louis A. Weil, III, or any of them, with full power of substitution, as proxies to vote all shares of CLASS A COMMON STOCK held by the undersigned at the Annual Meeting of Shareholders of Central Newspapers, Inc. to be held May 15, 1998, at 10:00 a.m., Phoenix time, and at any adjournment thereof, on the following matters:

1.   ELECTION OF DIRECTORS
     FOR all seven nominees listed                WITHHOLDING AUTHORITY to vote
     below (except as as marked to the            for all nominees listed below
     contrary below)                  [ ]                                [ ]

               WILLIAM A. FRANKE, L. BEN LYTLE, EUGENE S. PULLIAM,
         DAN QUAYLE, FRANK E. RUSSELL, RICHARD SNELL, LOUIS A. WEIL, III

  (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)

--------------------------------------------------------------------------------


2.   APPROVAL OF AMENDMENT TO ARTICLES OF  INCORPORATION

     FOR an amendment to the Articles of Incorporation of Central Newspapers, Inc. to increase the number of authorized shares of Class A Common Stock from 75,000,000 to 150,000,000 shares and Class B Common Stock from 50,000,000 shares to 130,000,000.

     [ ] FOR                    [ ] AGAINST                   [ ] ABSTAIN

3.   APPROVAL   OF   AMENDMENT   TO   ARTICLES   OF   INCORPORATION

     FOR an amendment to the Articles of Incorporation of Central Newspapers, Inc. to remove the provisions regarding the indemnification of the directors and officers of Central Newspapers, Inc.

     [ ] FOR                    [ ] AGAINST                   [ ] ABSTAIN

4. In their discretion, upon such other business (none of which is known to management of Central Newspapers, Inc. as of the mailing date of this proxy) as may properly come before the meeting.


      IMPORTANT - This Proxy must be signed and dated on the reverse side.

                           (Continued from other side)

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE OTHER SIDE OF THIS PROXY CARD. IF ANY DIRECTOR NOMINEE SHOULD BE UNABLE TO SERVE, THE SHARES WILL BE VOTED FOR A SUBSTITUTE NOMINEE SELECTED BY THE BOARD OF DIRECTORS. IF ANY OTHER BUSINESS COMES BEFORE THE MEETING, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF THE ACTION RECOMMENDED BY THE BOARD OF DIRECTORS AND, IN THE ABSENCE OF A RECOMMENDATION, IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXY HOLDERS.

Please sign exactly and as fully as shown below. When shares are held by two or more persons, all of them should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                          Dated: _________________________, 1998


                                          --------------------------------------
                                          (Signature)


                                          --------------------------------------
                                          (Signature if held jointly)



                  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                       PROMPTLY IN THE ENCLOSED ENVELOPE.

                     [PROXY CARD FOR CLASS B COMMON SHARES]

                            CENTRAL NEWSPAPERS, INC.
                              CLASS B COMMON STOCK
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
        FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 15, 1998

The undersigned appoints Eugene S. Pulliam, Frank E. Russell and Louis A. Weil, III, or any of them, with full power of substitution, as proxies to vote all shares of CLASS B COMMON STOCK held by the undersigned at the Annual Meeting of Shareholders of Central Newspapers, Inc. to be held May 15, 1998, at 10:00 a.m., Phoenix time, and at any adjournment thereof, on the following matters:

1.   ELECTION OF DIRECTORS
     FOR all seven nominees listed                WITHHOLDING AUTHORITY to vote
     below (except as as marked to the            for all nominees listed below
     contrary below)                  [ ]                                [ ]

               WILLIAM A. FRANKE, L. BEN LYTLE, EUGENE S. PULLIAM,
         DAN QUAYLE, FRANK E. RUSSELL, RICHARD SNELL, LOUIS A. WEIL, III

  (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)

--------------------------------------------------------------------------------


2.   APPROVAL OF AMENDMENT TO ARTICLES OF  INCORPORATION

     FOR an amendment to the Articles of Incorporation of Central Newspapers, Inc. to increase the number of authorized shares of Class A Common Stock from 75,000,000 to 150,000,000 shares and Class B Common Stock from 50,000,000 shares to 130,000,000.

     [ ] FOR                    [ ] AGAINST                   [ ] ABSTAIN

3.   APPROVAL   OF   AMENDMENT   TO   ARTICLES   OF   INCORPORATION

     FOR an amendment to the Articles of Incorporation of Central Newspapers, Inc. to remove the provisions regarding the indemnification of the directors and officers of Central Newspapers, Inc.

     [ ] FOR                    [ ] AGAINST                   [ ] ABSTAIN

4. In their discretion, upon such other business (none of which is known to management of Central Newspapers, Inc. as of the mailing date of this proxy) as may properly come before the meeting.


      IMPORTANT - This Proxy must be signed and dated on the reverse side.

                           (Continued from other side)

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE OTHER SIDE OF THIS PROXY CARD. IF ANY DIRECTOR NOMINEE SHOULD BE UNABLE TO SERVE, THE SHARES WILL BE VOTED FOR A SUBSTITUTE NOMINEE SELECTED BY THE BOARD OF DIRECTORS. IF ANY OTHER BUSINESS COMES BEFORE THE MEETING, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF THE ACTION RECOMMENDED BY THE BOARD OF DIRECTORS AND, IN THE ABSENCE OF A RECOMMENDATION, IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXY HOLDERS.

Please sign exactly and as fully as shown below. When shares are held by two or more persons, all of them should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                          Dated: _________________________, 1998


                                          --------------------------------------
                                          (Signature)


                                          --------------------------------------
                                          (Signature if held jointly)



                  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                       PROMPTLY IN THE ENCLOSED ENVELOPE.